UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2012

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio		44114
(Address of principal executive offices)		(Zip Code)

(216) 706-2960

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant’s under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Employment Agreements with Executive Officers

On October 24, 2012, the Company and each of Messrs. W. Nicholas Howley, Chairman and Chief Executive Officer or the Company; Raymond F. Laubenthal, Chief Operating Officer and President of the Company; Gregory Rufus, Executive Vice President, Chief Financial Officer and Secretary of the Company; Robert Henderson, Executive Vice President of the Company; Bernt Iversen, Executive Vice President—Mergers & Acquisitions and Business Development of the Company; James Skulina, Executive Vice President of the Company; and Peter Palmer, Executive Vice President of the Company, respectively, entered into amendments to their employment agreements to eliminate certain compensatory perquisites thereunder. Specifically, Messrs. Laubenthal, Rufus, Henderson, Iversen, Skulina and Palmer will no longer be entitled to company-paid automobile or country club expenses and Mr. Howley will no longer be entitled to a company-paid automobile or country club expenses or reimbursement of financial planning expenses.

The amendment to the employment agreement of Mr. Howley and the form of amendment to the employment agreements of the other executive officers are filed with this Report as Exhibits 10.1 and 10.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

10.1	Amendment to Second Amended and Restated Employment Agreement, dated October 24, 2012, between W. Nicholas Howley and TransDigm Group Incorporated

10.2	Form of Amendment to Employment Agreement, dated October 24, 2012, between each of Raymond Laubenthal, Gregory Rufus, Robert Henderson, Bernt Iversen, Peter Palmer and James Skulina and TransDigm Group Incorporated

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Gregory Rufus
Gregory Rufus, Executive Vice
President, Chief Financial Officer and Secretary

Date: October 25, 2012